Exhibit 99.1

PHARMACOPEIA RECEIVES MILESTONE PAYMENT FOR DELIVERING
ADVANCED LEAD COMPOUND TO BIOVITRUM

Potential Diabetes Therapeutic Earns Pharmacopeia $1 Million

Princeton, NJ, February 22, 2007 — Pharmacopeia (NASDAQ:PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced that the company has earned a milestone payment as part of its collaboration with the Swedish biopharma company, Biovitrum. The $1 million payment was triggered by Pharmacopeia’s efficient delivery of an advanced lead to one of Biovitrum´s programs in diabetes.

“Biovitrum has been an excellent partner for Pharmacopeia.  They are committed to developing novel treatments for metabolic diseases, such as diabetes and obesity as well as for other indications like inflammation, blood and eye diseases and we see great promise in both the target and the lead series we have produced during the collaboration in diabetes,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia.  “We continue to be successful in our collaborative relationships, and Biovitrum is no exception.  Successful collaborations of this type are valuable today to Pharmacopeia as they provide us with the financial resources to advance our own internal programs.”

Under the terms of the companies’ collaboration, which is focused on multiple targets, Pharmacopeia is entitled to receive further milestone payments from Biovitrum if collaboration programs progress into and through preclinical and clinical development.  Additionally, if therapeutic products are marketed based on compounds derived from the collaboration, Pharmacopeia will be entitled to receive royalties on sales.  Biovitrum is solely responsible for the further development and commercialization of all collaboration products after programs are handed over by Pharmacopeia, and for all development and commercialization costs.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to discovering and developing novel therapeutics to address significant medical needs. The Company has a broad portfolio advancing towards clinical validation, both independently and with partners. Pharmacopeia’s most advanced internal program is a dual-acting angiotensin and endothelin receptor antagonist (DARA) for hypertension and diabetic kidney disease for which Phase 1 clinical trials are underway.  Other internal proprietary programs address primarily immunoregulation. Four partnered programs are in active clinical trials: a CXCR2 antagonist for chronic obstructive pulmonary disease (COPD), p38 MAP kinase inhibitors for rheumatoid arthritis, an enzyme inhibitor for oncology and a candidate for metabolic diseases. Four additional partnered compounds are in preclinical development.  Pharmacopeia’s current strategic partnerships are with Cephalon, GlaxoSmithKline, Organon and Wyeth.

Contact:
Brian M. Posner
Executive Vice President and Chief Financial Officer
Pharmacopeia
(609) 452-3643
ir_pr@pharmacopeia.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, goal, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop PS433540, a compound from its DARA program, Pharmacopeia’s Phase 1 clinical studies with respect to PS433540, Pharmacopeia’s ability to successfully perform under its collaborations with Cephalon, GlaxoSmithKline, Organon and Wyeth, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s expectations concerning the development priorities of its collaborators, their ability to successfully develop compounds and its receipt of milestones and royalties from the collaborations, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, Pharmacopeia’s ability to pursue the development of new compounds and other business matters without infringing the patent rights of others, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.